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               [LETTERHEAD OF WOLFPACK CORPORATION APPEARS HERE]





                                                              Exhibit No. 99.1


                                 April 12, 2002




Securities and Exchange Commission
Washington, DC

Arthur Andersen LLP has represented to equitel, inc./Wolfpack Corporation that its audit of the consolidated financial statements of equitel, inc./Wolfpack Corporation and subsidiaries as of December 31, 2001 and for the year then ended was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

                                       WOLFPACK CORPORATION


                                       By: /s/ Mary Walker
                                           --------------------------------
                                           Name: Mary Walker
                                                ---------------------------
                                          Title: President
                                                ---------------------------


                                      By: /s/ E. Eugene Whitmire
                                         --------------------------------
                                      Name:  E. Eugene Whitmire
                                           ------------------------------
                                      Title: Chief Financial Officer
                                            -----------------------------